For period ending April 30, 2000

	Exhibit No. 77Q1-G

File number 811-6292




As noted in the response to sub-item 77-M, the
Registrant was the surviving
entity of a reorganization involving another
registered investment company.  A
copy of an Agreement and Plan of Reorganization and
Termination was attached
as Appendix A to the definitive Combined Proxy
Statement and Prospectus dated
November 19, 1999, filed with the SEC on December 2,
1999.  (Accession
Number:  0000950117-99-002506; SEC File No. 333-
89253).   That Agrement is
hereby incoprorated by reference in response to sub-
item 77Q1(g).